Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On August 3, 2021, Clean Harbors, Inc. (“Clean Harbors”) signed a definitive agreement to acquire LJ Energy Services Intermediate Holding Corp. and its subsidiaries (collectively, “HydroChemPSC”) from LJ Energy Services Holdings, LLC (the “Seller”), an affiliate of Littlejohn & Co., LLC for a purchase price of $1.25 billion, subject to certain customary closing adjustments. The acquisition was subsequently completed on October 8, 2021.

To fund a substantial portion of the purchase price for HydroChemPSC, Clean Harbors, and substantially all of Clean Harbors’ domestic subsidiaries as guarantors, entered into Incremental Facility Amendment No. 2 dated as of October 8, 2021, which provides for a new class and series of Term Loans (the “2021 Incremental Term Loans”) under Clean Harbors’ existing Term Loan Agreement in the aggregate principal amount of $1.0 billion. The 2021 Incremental Term Loans will mature on October 8, 2028 and bear interest, at Clean Harbors’ election, at either of the following rates: (a) the sum of the Eurodollar Rate (as defined in the Term Loan Agreement) plus 2.00%, or (b) the sum of the Base Rate (as defined in the Term Loan Agreement) plus 1.00%, with the Eurodollar Rate being subject to a floor of 0.00% and the Base Rate being subject to a floor of 1.00%. The remaining portion of the purchase price and the Clean Harbors’ related fees and expenses were paid through our available cash.

The accompanying unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X, as amended by the SEC Final Rule Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma combined financial information is based on the historical financial statements of Clean Harbors and HydroChemPSC, as adjusted to give effect to the HydroChemPSC acquisition and the 2021 Incremental Term Loans in the aggregate principal amount of $1.0 billion (collectively referred to as the “Transactions”). The unaudited pro forma combined balance sheet as of June 30, 2021 is presented as if the Transactions had been completed on June 30, 2021. The unaudited pro forma combined statements of operations for the year ended December 31, 2020 and for the six months ended June 30, 2021 are presented as if the Transactions had been completed on January 1, 2020.

The following unaudited pro forma combined financial information does not purport to represent what our results of operations or financial position would actually have been had the Transactions occurred on the dates described above or to project our results of operations or financial position for any future date or period.

Release No. 33-10786 replaced the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the Transactions (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). Clean Harbors has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma combined financial information. The unaudited pro forma combined financial information does not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities. Therefore, the unaudited pro forma combined financial information should not be considered indicative of actual results that would have been achieved had the acquisition occurred on the dates indicated and does not purport to indicate results of operations for any future period.

The unaudited pro forma combined financial information reflects the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial information. The final purchase price allocation is subject to the final determination of the fair values of acquired assets, assumed liabilities and consideration paid; therefore, the allocation and the resulting effect on Clean Harbors’ financial statements may differ materially from the unaudited pro forma amounts included herein.

The unaudited pro forma combined financial information and the accompanying notes should be read in conjunction with the following historical financial statements of Clean Harbors and HydroChemPSC, including the related notes: Clean Harbors’ Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 24, 2021, Clean Harbors’ Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 4, 2021, and the audited consolidated financial statements for HydroChemPSC for the year ended December 31, 2020 and the unaudited condensed consolidated financial statements of HydroChemPSC for the six months ended June 30, 2021, which are included as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF JUNE 30, 2021
(in thousands)

	Historical Balances		Transaction Accounting Adjustments
	Clean Harbors, Inc.	HydroChemPSC After Reclassifications (Note 3)	Financing Pro Forma Adjustments (Note 4)		Acquisition Pro Forma Adjustments (Note 4)		Pro Forma Combined Company
ASSETS
Current assets:
Cash and cash equivalents	$595,574	$60,535	$983,039	a	$(1,296,909)	e	$342,239
Short-term marketable securities	70,683	—	—		—		70,683
Accounts receivable, net of allowances	659,364	106,101	—		—		765,465
Unbilled accounts receivable	59,446	32,226	—		—		91,672
Inventories and supplies	215,725	3,036	—		—		218,761
Prepaid expenses and other current assets	76,524	11,988	—		—		88,512
Total current assets	1,677,316	213,886	983,039		(1,296,909)		1,577,332
Property, plant and equipment, net	1,531,289	139,790	—		112,651	f	1,783,730
Other assets:
Operating lease right-of-use assets	135,363	37,160	—		(6,193)	g	166,330
Goodwill	544,639	315,415	—		245,449	h	1,105,503
Permits and other intangibles, net	374,230	189,515	—		284,272	i	848,017
Other	13,042	2,108	—		—		15,150
Total other assets	1,067,274	544,198	—		523,528		2,135,000
Total assets	$4,275,879	$897,874	$983,039		$(660,730)		$5,496,062

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$7,535	$4,600	$10,000	b	$(4,600)	j	$17,535
Accounts payable	249,206	27,174	—		—		276,380
Deferred revenue	83,733	—	—		—		83,733
Accrued expenses	311,656	70,634	—		(480)	j, k	381,810
Current portion of closure, post-closure and remedial liabilities	23,865	—	—		—		23,865
Current portion of operating lease liabilities	35,074	12,691	—		—		47,765
Total current liabilities	711,069	115,099	10,000		(5,080)		831,088
Other liabilities:
Closure and post-closure liabilities, less current portion	83,742	—	—		—		83,742
Remedial liabilities, less current portion	98,341	695	—		—		99,036
Long-term debt, less current portion	1,547,398	538,006	973,039	b	(538,006)	j	2,520,437
Operating lease liabilities, less current portion	101,377	25,066	—		(6,790)	g	119,653
Deferred tax liabilities	228,718	25,374	—		81,795	l	335,887
Other long-term liabilities	95,647	1,821	—		—		97,468
Total other liabilities	2,155,223	590,962	973,039		(463,001)		3,256,223
Commitments and contingent liabilities
Stockholders’ equity:
Common stock	544	—	—		—	m	544
Additional paid-in capital	539,390	340,094	—		(340,094)	m	539,390
Accumulated other comprehensive loss	(188,889)	(148,527)	—		148,527	m	(188,889)
Accumulated earnings	1,058,542	246	—		(1,082)	m	1,057,706
Total stockholders’ equity	1,409,587	191,813	—		(192,649)		1,408,751
Total liabilities and stockholders’ equity	$4,275,879	$897,874	$983,039		$(660,730)		$5,496,062

The accompanying notes to the Unaudited Pro Forma Combined Financial Information are an integral part of these statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except per share amounts)

	Historical		Transaction Accounting Adjustments
	Clean Harbors, Inc.	HydroChemPSC After Reclassifications (Note 3)	Financing Pro Forma Adjustments (Note 4)		Acquisition Pro Forma Adjustments (Note 4)		Pro Forma Combined Company
Revenues:
Service revenues	$2,724,584	$715,333	$—		$—		$3,439,917
Product revenues	419,513	—	—		—		419,513
Total revenues	3,144,097	715,333	—		—		3,859,430
Cost of revenues: (exclusive of items shown separately below)
Service revenues	1,786,718	515,125	—		—		2,301,843
Product revenues	351,033	—	—		—		351,033
Total cost of revenues	2,137,751	515,125	—		—		2,652,876
Selling, general and administrative expenses	451,044	102,093	—		836	k	553,973
Accretion of environmental liabilities	11,051	—	—		—		11,051
Depreciation and amortization	292,915	66,582	—		(6,630)	n	352,867
Income from operations	251,336	31,533	—		5,794		288,663
Other expense, net	(290)	—	—		—		(290)
Loss on sale of businesses	(3,376)	—	—		—		(3,376)
Interest expense, net	(73,120)	(39,784)	(23,256)	c	39,491	j	(96,669)
Income (loss) before provision (benefit) for income taxes	174,550	(8,251)	(23,256)		45,285		188,328
Provision (benefit) for income taxes	39,713	(895)	(6,279)	d	12,227	o	44,766
Net income (loss)	$134,837	$(7,356)	$(16,977)		$33,058		$143,562

Earnings per share
Basic	$2.43						$2.59
Diluted	$2.42						$2.58
Shares used to compute earnings per share
Basic	55,479						55,479
Diluted	55,690						55,690

The accompanying notes to the Unaudited Pro Forma Combined Financial Information are an integral part of these statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2021
(in thousands, except per share amounts)

	Historical		Transaction Accounting Adjustments
	Clean Harbors, Inc.	HydroChemPSC After Reclassifications (Note 3)	Financing Pro Forma Adjustments (Note 4)		Acquisition Pro Forma Adjustments (Note 4)		Pro Forma Combined Company
Revenues:
Service revenues	$1,397,271	$372,703	$—		$—		$1,769,974
Product revenues	337,335	—	—		—		337,335
Total revenues	1,734,606	372,703	—		—		2,107,309
Cost of revenues: (exclusive of items shown separately below)
Service revenues	943,000	268,061	—		—		1,211,061
Product revenues	235,422	—	—		—		235,422
Total cost of revenues	1,178,422	268,061	—		—		1,446,483
Selling, general and administrative expenses	245,747	48,179	—		—		293,926
Accretion of environmental liabilities	5,826	—	—		—		5,826
Depreciation and amortization	143,755	28,914	—		1,061	n	173,730
Income from operations	160,856	27,549	—		(1,061)		187,344
Other expense, net	(2,708)	—	—		—		(2,708)
Interest expense, net	(35,969)	(18,454)	(11,628)	c	18,244	j	(47,807)
Income (loss) before provision (benefit) for income taxes	122,179	9,095	(11,628)		17,183		136,829
Provision (benefit) for income taxes	33,368	2,934	(3,140)	d	4,639	o	37,801
Net income (loss)	$88,811	$6,161	$(8,488)		$12,544		$99,028

Earnings per share
Basic	$1.63						$1.81
Diluted	$1.62						$1.80
Shares used to compute earnings per share
Basic	54,625						54,625
Diluted	54,945						54,945

The accompanying notes to the Unaudited Pro Forma Combined Financial Information are an integral part of these statements.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
(1) THE ACQUISITION
On August 3, 2021, Clean Harbors signed a definitive agreement to acquire HydroChemPSC (the “Acquisition”) from the Seller for a purchase price of $1.25 billion less customary adjustments as defined in the Stock Purchase Agreement (e.g. working capital, indebtedness). On October 8, 2021, the Acquisition was completed for a net purchase price of $1.24 billion. The final purchase price is subject to change from this preliminary estimate due to working capital adjustments defined in the Stock Purchase Agreement. The following table summarizes the preliminary estimate of the assets to be acquired and liabilities to be assumed by Clean Harbors, as if the Acquisition had occurred on June 30, 2021 (in thousands):

Assets to be acquired:
Cash and cash equivalents	$—
Accounts receivable	106,101
Unbilled accounts receivable	32,226
Inventories and supplies	3,036
Prepaid expenses and other current assets	11,988
Property, plant and equipment	252,441
Operating lease right-of-use assets	30,967
Goodwill	560,864
Permits and other intangible assets	473,787
Other	2,108
$1,473,518

Liabilities to be assumed:
Accounts payable	$27,174
Accrued expenses	69,318
Current portion of operating lease liabilities	12,691
Operating lease liabilities, less current portion	18,276
Deferred tax liabilities	107,169
Other long-term liabilities	2,516
$237,144

Net assets to be acquired	$1,236,374
The pro forma purchase price allocation is preliminary and subject to change. The estimated purchase price allocation has been derived from estimates of the fair value of the tangible and intangible assets and liabilities of HydroChemPSC. As of the date of this filing, the valuation analyses and procedures required to determine the final fair value of the assets acquired, liabilities assumed, and the related allocations of purchase price are not yet complete. The final determination of the fair values of the identifiable tangible and intangible assets acquired and liabilities assumed may differ from the amounts reflected in the preliminary pro forma purchase price allocation, and any differences could be material. Decreases or increases in the fair value of assets acquired or liabilities assumed in the Acquisition from those preliminary valuations presented would result in a corresponding increase or decrease in the amount of goodwill that resulted from the Acquisition. In addition, if the value of certain assets acquired is higher than the preliminary indication, it may result in higher amortization and/or depreciation expense than is presented in these pro forma statements.
(2) THE FINANCING
In connection with the Acquisition, Clean Harbors entered into the 2021 Incremental Term Loans in the aggregate principal amount of $1.0 billion. The 2021 Incremental Term Loans bear interest, at Clean Harbors’ election, at either of the following rates: (a) the sum of the Eurodollar Rate (as defined in the Term Loan Agreement) plus 2.00%, or (b) the sum of the Base Rate (as defined in the Term Loan Agreement) plus 1.00%, with the Eurodollar Rate being subject to a floor of 0.00% and the Base Rate being subject to a floor of 1.00%.
Clean Harbors estimates that the 2021 Incremental Term Loans result in a net increase of $17.0 million of debt discount and debt issuance costs. For the pro forma financial information, Clean Harbors has assumed that the 2021 Incremental Term Loans will pay interest at the sum of the Eurodollar Rate (LIBOR) plus 2.00% for a total of 2.083%. An increase of 0.125% on the interest rate assumed on the 2021 Incremental Term Loans would increase the estimated annual interest expense by $1.3 million. A decrease of 0.125% on the interest rate assumed on the 2021 Incremental Term Loans would decrease the estimated annual interest rate by $0.8 million due to the 0.00% Eurodollar Rate floor noted above.

(3) RECLASSIFICATION ADJUSTMENTS
Certain reclassifications have been made to the historical presentation of HydroChemPSC’s balance sheet and statements of operations to conform to the financial statement presentation of Clean Harbors. Reclassifications to HydroChemPSC’s consolidated balance sheet as of June 30, 2021 are as follows (in thousands):

	As of June 30, 2021
	Historical HydroChemPSC	Reclassification Adjustment		HydroChemPSC After Reclassifications
ASSETS
Current assets:
Cash and cash equivalents	$60,535	$—		$60,535
Accounts receivable, net of allowances	138,327	(32,226)	i	106,101
Unbilled accounts receivable	—	32,226	i	32,226
Inventories and supplies	3,036	—		3,036
Prepaid expenses and other current assets	11,988	—		11,988
Total current assets	213,886	—		213,886
Property, plant and equipment, net	139,790	—		139,790
Other assets:
Operating lease right-of-use assets	37,160	—		37,160
Goodwill	315,415	—		315,415
Permits and other intangibles, net	189,515	—		189,515
Other	2,108	—		2,108
Total other assets	544,198	—		544,198
Total assets	$897,874	$—		$897,874

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$5,901	$(1,301)	ii	$4,600
Accounts payable	27,174	—		27,174
Accrued expenses	69,914	720	ii, iii, iv, v	70,634
Income tax payable	650	(650)	iii	—
Current portion of operating lease liabilities	12,691	—		12,691
Total current liabilities	116,330	(1,231)		115,099
Other liabilities:
Remedial liabilities, less current portion	—	695	iv	695
Long-term debt, less current portion	539,291	(1,285)	ii	538,006
Operating lease liabilities, less current portion	25,066	—		25,066
Deferred tax liabilities	25,374	—		25,374
Other long-term liabilities	—	1,821	ii, v	1,821
Total other liabilities	589,731	1,231		590,962
Commitments and contingent liabilities
Stockholders’ equity:
Total stockholders’ equity	191,813	—		191,813
Total liabilities and stockholders’ equity	$897,874	$—		$897,874
i.Represents the reclassification of $32.2 million to unbilled receivables from accounts receivable, net of allowances
ii.Represents the reclassifications of $1.3 million of current finance lease liabilities to accrued expenses from current portion of long-term debt and $1.3 million of non-current finance lease liabilities to other long-term liabilities from long-term debt, less current portion.
iii.Represents the reclassification of $0.7 million of income tax payable to accrued expenses
iv.Represents the reclassification of $0.7 million of accrued expenses to remedial liabilities, less current portion
v.Represents the reclassification of $0.5 million of uncertain tax positions to other long-term liabilities from accrued expenses.

Reclassifications to HydroChemPSC’s consolidated statement of operations for the year ended December 31, 2020 are as follows (in thousands):

	For the year ended December 31, 2020
	Historical HydroChemPSC	Reclassification Adjustment		HydroChemPSC After Reclassifications
Revenues	$715,333	$—		$715,333
Cost of revenues	498,413	16,712	iv	515,125
Depreciation expense	47,347	(47,347)	i	—
Gross profit	169,573	30,635		200,208
Operating expenses
Selling, general and administrative expenses	110,225	(8,132)	ii, iii, iv	102,093
Depreciation and amortization expense	19,235	47,347	i	66,582
Transaction and restructuring expenses	6,409	(6,409)	ii	—
Profits-interest units compensation expense	1,103	(1,103)	ii	—
Loss on sale of assets	1,068	(1,068)	iii	—
Total operating expenses	138,040	30,635		168,675
Operating income	31,533	—		31,533
Other income (expense)
Interest expense, net	(39,784)	—		(39,784)
Other income (expense), net	—	—		—
Total other expense, net	(39,784)	—		(39,784)
Income before income taxes	(8,251)	—		(8,251)
Income tax expense	(895)	—		(895)
Net Income	$(7,356)	$—		$(7,356)
i.Represents reclassification of $47.3 million of depreciation expense to depreciation and amortization expense.
ii.Represents reclassification of $6.4 million of transaction and restructuring expenses and $1.1 million of profits-interest units compensation expense to selling, general and administrative expenses.
iii.Represents reclassification of $1.1 million of loss on sale of assets to selling, general and administrative expenses.
iv.Represents reclassification of $16.7 million of expenses, mainly facility costs and insurance costs, from selling, general and administration expenses to cost of revenues.

Reclassifications to HydroChemPSC’s consolidated statement of operations for the six months ended June 30, 2021 are as follows (in thousands):

	For the six months ended June 30, 2021
	Historical HydroChemPSC	Reclassification Adjustment		HydroChemPSC After Reclassifications
Revenues	$372,703	$—		$372,703
Cost of revenues	258,823	9,238	iv	268,061
Depreciation expense	19,391	(19,391)	i	—
Gross profit	94,489	10,153		104,642
Operating expenses
Selling, general and administrative expenses	56,263	(8,084)	ii, iii, iv	48,179
Depreciation and amortization expense	9,523	19,391	i	28,914
Transaction and restructuring expenses	953	(953)	ii	—
Profits-interest units compensation expense	441	(441)	ii	—
Income on sale of assets	(240)	240	iii	—
Total operating expenses	66,940	10,153		77,093
Operating income	27,549	—		27,549
Other income (expense)
Interest expense, net	(18,454)	—		(18,454)
Other income (expense), net	—	—		—
Total other expense, net	(18,454)	—		(18,454)
Income before income taxes	9,095	—		9,095
Income tax expense	2,934	—		2,934
Net Income	$6,161	$—		$6,161
i.Represents reclassification of $19.4 million of depreciation expense to depreciation and amortization expense.
ii.Represents reclassification of $1.0 million of transaction and restructuring expenses and $0.4 million of profits-interest units compensation expense to selling, general and administrative expenses.
iii.Represents reclassification of $0.2 million of income on sale of assets to selling, general and administrative expenses.
iv.Represents reclassification of $9.2 million of expenses, mainly facility costs and insurance costs, from selling, general and administration expenses to cost of revenues.
(4) Adjustments to Unaudited Pro Forma Financial Information
Transaction Accounting Adjustments: Financing Pro Forma Adjustments
a.Represents the cash increase from the issuance of the 2021 Incremental Term Loans. The $983.0 million is comprised of the $1.0 billion face value 2021 Incremental Term Loans, net with the $17.0 million of debt discount and debt issuance costs.
b.Represents the increase of $983.0 million in debt, net of unamortized debt discount and debt issuance costs associated with the 2021 Incremental Term Loans of which $10.0 million is classified as current and $973.0 million is classified as long-term.
c.Represents the incremental interest and amortization of debt discount and debt issuance costs associated with the 2021 Incremental Term Loans.
d.Reflects the tax effect of pro forma adjustments. The pro forma adjustments were tax effected at the estimated applicable blended statutory tax rate of 27%. The effective tax rate of the combined Clean Harbors and HydroChemPSC (the “Combined Company”) may be materially different.
Transaction Accounting Adjustments: Acquisition Pro Forma Adjustments
e.Represents the $1.24 billion paid to acquire HydroChemPSC and eliminates the HydroChemPSC June 30, 2021 cash balance of $60.5 million.
f.Represents the adjustment in the carrying value of HydroChemPSC’s property, plant and equipment from the historical recorded net book value to a preliminary estimated fair value. The estimated fair value is expected to be depreciated over the estimated remaining useful lives of the assets, generally on a straight-line basis. The following table summarizes the estimated fair values of HydroChemPSC’s property, plant and equipment and their estimated average remaining useful lives (dollar values in thousands):

	Estimated Average Useful Life	Historical HydroChemPSC	Estimated Fair Value Adjustment	Estimated Fair Value
Land		$4,425	$365	$4,790
Buildings	20 years	4,652	3,656	8,308
Improvements	7 years	4,198	1,948	6,146
Technology	4 years	6,516	3,287	9,803
Equipment	6 years	116,074	103,395	219,469
Construction in process		3,925	—	3,925
Total		$139,790	$112,651	$252,441
These preliminary estimates of fair value and estimated remaining useful lives will likely differ from final amounts that will be calculated after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying unaudited pro forma combined financial statements.
g.Represents the adjustment in the value of HydroChemPSC’s operating lease right-of-use assets and lease liabilities.
h.Represents a net increase in goodwill of $245.4 million, comprised of eliminating HydroChemPSC’s historical goodwill balance of $315.4 million, and recognizing $560.9 million of preliminary goodwill resulting from the Acquisition. Goodwill resulting from the Acquisition represents the excess of the estimated purchase price over the preliminary fair value of the underlying tangible and identifiable intangible assets acquired and liabilities assumed. The estimated goodwill to be recognized is primarily attributable to anticipated synergies, new market opportunities and other benefits that Clean Harbors believes will result from acquiring the operations of HydroChemPSC. Goodwill attributable to the Acquisition is expected to be non-deductible for tax purposes. The estimated goodwill amount herein is subject to material revision as the final purchase price allocation is completed.
i.Represents the incremental carrying value of HydroChemPSC’s permits and intangible assets from the historical recorded net book value to a preliminary estimated fair value of the acquired permits and intangible assets. For those permits and intangible assets for which a definite useful life is established, the estimated fair value is expected to be amortized on a straight-line basis over that estimated useful life. Certain of the intangible assets have also been assigned an indefinite useful life. The following table summarizes the estimated fair values of HydroChemPSC’s permits and intangible assets and their estimated average useful lives (dollar values in thousands):

	Estimated Average Useful Life	Historical HydroChemPSC	Estimated Fair Value Adjustment	Estimated Fair Value
Tradename	indefinite	$40,010	$60,015	$100,025
Customer relationships	20 years	139,355	209,032	348,387
Other intangible assets	10 years	8,800	13,200	22,000
Permits	10 years	1,350	2,025	3,375
Total		$189,515	$284,272	$473,787
These preliminary estimates of fair value and estimated useful lives will likely differ from final amounts that will be calculated after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying unaudited pro forma combined financial statements.
j.Represents the elimination of the historical debt and interest related balances on the HydroChemPSC financial statements which were not assumed by Clean Harbors in the Acquisition. HydroChemPSC’s interest expense, net includes interest expense related to finance leases which is not being eliminated.
k.Represents the accrual of $0.8 million of additional non-recurring transaction costs incurred by Clean Harbors subsequent to June 30, 2021, including legal and other expenses. These are not capitalized as part of the Acquisition and are not expected to affect the results of operations beyond 12 months after the Acquisition date.
l.Represents the incremental non-current deferred tax liabilities related to the preliminary fair value adjustments for property, plant and equipment and intangible assets. The pro forma adjustments were tax effected at the estimated applicable blended statutory tax rate of 27%. The effective tax rate of the Combined Company may be materially different.
m.Represents the elimination of the HydroChemPSC historical common stock, additional paid-in capital, accumulated deficit and accumulated other comprehensive income, as well as the adjustment to recognize the accrual of $0.8 million of additional non-recurring transaction costs (Note k. above).
n.Represents the net decrease in depreciation and amortization of $6.6 million for the year ended December 31, 2020 and net increase in depreciation and amortization of $1.1 million for the six months ended June 30, 2021. These changes were comprised by eliminating the legacy period end HydroChemPSC balances and estimating the depreciation and amortization expense of the acquired assets using the estimated fair value and estimated useful lives of the HydroChemPSC property, plant and equipment (Note f. above) and intangible assets (Note i. above). The preliminary estimates of fair value and estimated useful lives used to calculate the depreciation and amortization will likely differ from the final amounts that will be calculated after completing a detailed valuation analysis and the difference could have a material effect on the accompanying unaudited pro forma combined financial information.
o.Reflects the tax effect of pro forma adjustments. The pro forma adjustments were tax effected at the estimated applicable blended statutory tax rate of 27%. The actual future effective tax rate may be materially different.